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                        LITTMAN KROOKS ROTH & BALL P.C.
                                655 Third Avenue
                            New York, New York 10017

                                                              May 7, 1999


EDGAR Online, Inc.
50 Washington Street
Norwalk, CT 06854

Re:  Registration Statement on Form S-1


Ladies and Gentlemen:

              We have examined the Registration Statement on Form S-1 (File No. 333-75291) originally filed by EDGAR Online, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on March 30, 1999, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 3,450,000 shares of the Company's Common Stock (the "Shares"). The Shares, which include an over-allotment option granted by certain stockholders of the Company to the Underwriters to purchase up to 450,000 additional shares of the Company's Common Stock, are to be sold to the Underwriters by certain stockholders of the Company as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

              It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares being sold by the Company and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares being sold by the Company, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and non-assessable. The Shares being sold by the stockholders of the Company have been validly issued, are non-assessable and, to our knowledge, are fully paid.


              Our opinion with respect to the shares being sold by the stockholders of the Company being fully paid is based solely upon your written representations to us with respect to the consideration received for such Shares.

              We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.


              By giving this consent, we do not concede that we come within the categories of persons whose consent is required under the Act or the General Rules and Regulations promulgated thereunder.


                                          /s/ Littman Krooks Roth & Ball P.C.
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